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                                                                EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January 17, 1997 between Gary Gilbert ("Seller") and Daniel B. Gilbert ("Buyer").

                                 R E C I T A L S

         A. Seller is the owner of record of 3,099,978 common shares of Rock Financial Corporation, a Michigan corporation (the "Company").

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 1,022,680 common shares of the Company on the terms and conditions set forth in this Agreement.

         THEREFORE, the parties agree as follows:

1        PURCHASE AND SALE OF STOCK.

         1.1 Agreement to Purchase and Sell Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing, as defined in Section 1.3, Buyer shall buy from Seller, and Seller shall sell and deliver to Buyer, 1,022,680 common shares of the Company (the "Shares"). The certificates for the Shares shall, when so delivered by Seller, be duly endorsed for transfer to Buyer or have executed stock powers endorsed to Buyer attached to the Shares, and Seller shall have paid or provided for all requisite documentary and/or stock transfer stamps. Such certificates for the Shares shall also be accompanied by any other documents that are necessary to transfer to Buyer good and marketable title to the Shares.

         1.2 Purchase Price. The purchase price for the Shares shall be $4,242,500. If, on or before the Closing Date, Bear Stearns & Co., Inc. or another similar financing source shall have funded a loan to Buyer sufficient to pay the entire purchase price for the Shares or if Buyer otherwise desires to pay the entire purchase price in cash at the Closing, such purchase price shall be payable in cash, by check or by wire transfer delivered by Buyer to Seller at the Closing, subject to the provisions of Section 3.2. If, on or before the Closing Date, Bear Stearns & Co., Inc. or another similar financing source shall not have funded a loan to Buyer sufficient to pay the entire purchase price for the Shares and Buyer does not otherwise desire to pay the entire purchase price in cash at the Closing, such purchase price shall be payable as follows:

             1.2.1 payment of $300,000 in cash, by check or by wire transfer delivered by Buyer to Seller at the Closing, subject to the provisions of Section 3.2; and

             1.2.2 delivery to Seller at the Closing of a promissory note in the principal amount of $3,942,500, maturing on August 31, 1998, bearing interest at the annual rate of 9%, in substantially the form attached as
Exhibit 1.2.2.
 .

         1.3 The Closing. The Closing under this Agreement shall be held at 10:00 a.m. at the offices of Rock Financial Corporation, 30600 Telegraph Road, Fourth Floor, Bingham Farms,


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Michigan 48025, on the earlier of (i) February 28, 1997, or (ii) two business days after Bear Stearns & Co., Inc. or another similar financing source funds a loan to Buyer sufficient to pay the purchase price for the Shares, or such other day and time as Buyer and Seller shall mutually agree upon in writing, or such date as extended pursuant to Section 4.1.2 or Section 4.2.2. The consummation of the transactions set forth in this Agreement at such place and time are sometimes referred to in this Agreement as the "Closing", and such date is sometimes referred to as the "Closing Date". At the Closing, Seller shall deliver the Shares pursuant to Section 1.1, Buyer shall pay or deliver the purchase price pursuant to Section 1.2, and Buyer and Seller shall comply with the covenants and conditions to closing set forth in Sections 3 and 4.

2        REPRESENTATIONS AND WARRANTIES.

         2.1 Seller's Representations and Warranties. Seller hereby represents and warrants the following to Buyer as of the date of this Agreement and as of the Closing Date:

             2.1.1 Authority Relative to This Agreement. Seller has full power and authority to execute, deliver and perform the terms of this Agreement. No other action on the part of Seller or any other individual, person or entity, is necessary to authorize this Agreement or the performance by Seller of the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller.

             2.1.2 Consents and Approvals; No Violation. Except for the consent of the other shareholders pursuant to the Rock Financial Corporation Stock Purchase Agreement, dated as of June 29, 1987, among Buyer, Seller, Ronald Berman, Lindsay Gross and the Company (the "Shareholder Agreement"), neither the execution and delivery by Seller of this Agreement nor the performance by Seller of the terms of this Agreement, (i) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity, (ii) will breach any provision of, constitute a default under, or result in the creation of any lien or security interest under any of the terms or conditions of any license, agreement, evidence of indebtedness, mortgage, security agreement, lease or other obligation to which Seller is a party, or by which Seller or any of his properties or assets may be bound, or (iii) will violate any order, writ, injunction, decree, judgment or arbitration award or any statute, rule, regulation or ruling of any court or governmental authority, applicable to Seller or to his property or assets.

             2.1.3 Ownership of the Shares. The Shares are all of the issued and outstanding shares of capital stock of the Company of any class or nature whatsoever and all rights to acquire any such shares owned of record or beneficially by Seller, except for the 2,077,298 common shares of the Company retained by Seller. The transfer of the Shares pursuant to this Agreement will effectively transfer full and complete ownership of the Shares to Buyer. All of the Shares are validly issued, fully paid, nonassessable, and free of preemptive rights. Seller has, and upon consummation of the sale of the Shares to Buyer, Buyer will acquire, good title to all of the Shares, free and clear of all pledges, warrants, calls, options, rights, commitments, subscriptions, contracts, agreements, understandings, arrangements, voting trusts or agreements, proxies, unpaid taxes, adverse claims and other claims and options of whatever nature, except for any such rights

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in favor of Buyer. Seller has owned the Shares since at least February 1992, and fully paid the purchase price for the Shares on or before February 1992.

                  2.1.4 Sophistication. Seller has substantial prior investment experience, including investments in non-listed and non-registered securities of corporations and partnership interests in various partnerships, and Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the potential sale of Seller's Shares.

                  2.1.5 Independent Decision. Seller will make his own investment decision concerning the sale of the Shares and the sale price of the Shares. Seller has not received, and has not and will not rely on, any representations, opinions or recommendations from Buyer concerning the sale, except as otherwise provided in this Agreement, including, without limitation, concerning the Shares, Buyer or the Company.

                  2.1.6 Information. At all times following Seller's initial contact with Buyer pertaining to the Shares, Buyer and the Company have made available to Seller the opportunity to ask questions of, and receive answers from, Buyer, the Company and persons acting on its behalf concerning the terms and conditions of the transactions contemplated by this Agreement, concerning the transactions described in Section 2.1.7 and concerning the Company (including its financial condition, results of operations, cash flows, prospects, business, products, facilities, management, principals, business risks, securities, capitalization, financial needs and shareholders), and to obtain any additional information, to the extent Buyer or the Company possessed such information or could acquire it without unreasonable effort or expense, that was necessary to verify the information furnished about the foregoing to Seller by Buyer or the Company. Seller acknowledges receipt of a copy of this Agreement, the Company's audited financial statements for the fiscal year ended December 31, 1995 and the Company's unaudited financial statements for the nine months ended September 30, 1996. Seller is assuming responsibility, and is not relying on Buyer in any manner whatsoever, to analyze and evaluate any information Seller has received and any additional information Seller desires to obtain. Seller has been furnished, or will obtain, all information Seller requests or desires to know before selling any Company common shares or other equity securities. Seller has had the opportunity to consult with counsel concerning the terms and conditions of this Agreement and the transactions described in this Agreement.

                  2.1.7 Purchase Price. Seller acknowledges and accepts that the purchase price for the Shares has been determined by negotiations between Seller and Buyer based primarily on the net proceeds Seller desires to receive and the amount Buyer is willing to pay, and the price is not necessarily related to the Company's asset value, net worth, earnings potential or other established criteria of value. Seller acknowledges that he is selling the Shares without obtaining a full valuation of the Company or Seller's interest in the Company. Seller further acknowledges that he is aware (i) that the Company has received a preliminary indication of the range of its valuation under various circumstances from an investment banking firm that may differ from those on which Seller's purchase price is based, (ii) that the Company is discussing potential

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capital raising transactions, including, without limitation, a potential initial public offering, that might occur as soon as 6 to 18 months after the date of this Agreement, which, if done, could be based on implied valuations that are significantly higher than those on which Seller's purchase price is based, and
(iii) that management's projections indicate a significant increase in revenues and income in the near future. However, as with any estimate or projection, the numbers in the estimated valuations and projections are estimates and reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of the Company, industry performance, general business and economic conditions, interest rates, buyers' interests in the Company's business and other matters, most of which are beyond the control of the Company. In addition, unanticipated events and circumstances may affect the actual financial results of the Company. Notwithstanding the foregoing, Seller has satisfied himself regarding the purchase price for the Shares, and Seller agrees that he is assuming sole responsibility to evaluate the fairness of the purchase price. To Buyer's knowledge, there are no current agreements or commitments for an initial public offering of the Company's securities or a business combination involving the Company.

         2.2 Buyer's Representations and Warranties. Buyer hereby represents and warrants the following to Seller as of the date of this Agreement and as of the Closing Date:

             2.2.1 Authority Relative to This Agreement. Buyer has full power and authority to execute, deliver and perform the terms of this Agreement. No other action on the part of Buyer or any other individual, person or entity, is necessary to authorize this Agreement or the performance by Buyer of the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer.

             2.2.2 Consents and Approvals; No Violation. Except for the consent of the other shareholders pursuant to the Shareholder Agreement, neither the execution and delivery by Buyer of this Agreement nor the performance by Buyer of the terms of this Agreement, (i) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity, (ii) will breach any provision of, constitute a default under, or result in the creation of any lien or security interest under any of the terms or conditions of any license, agreement, evidence of indebtedness, mortgage, security agreement, lease or other obligation to which Buyer is a party, or by which Buyer or any of his properties or assets may be bound, or
(iii) will violate any order, writ, injunction, decree, judgment or arbitration award or any statute, rule, regulation or ruling of any court or governmental authority, applicable to Buyer or to his property or assets.

             2.2.3 Accredited Investor. Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Buyer is an individual with a net worth (including Buyer's spouse's net worth) is in excess of $1,000,000, and with individual income was in excess of $200,000 (or $300,000 with Buyer's spouse's income) for each of 1994 and 1995 and is reasonably expected to be so for 1996.


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                  2.2.4 Sophistication. Buyer has substantial prior investment experience, including investments in non-listed and non-registered securities of corporations, and Buyer has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the potential purchase of Seller's Shares.

                  2.2.5 Investment Intent; Resale. Buyer is purchasing Seller's Shares for Buyer's own account, and not with a view to, or for sale in connection with, any distribution of the Shares, unless the Shares are registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements of such act is available.

                  2.2.6 Independent Decision. Buyer will make his own investment decision concerning the purchase of the Shares and the purchase price of the Shares. Buyer has not received, and has not and will not rely on, any representations, opinions or recommendations from Seller concerning the purchase, except as otherwise provided in this Agreement, including, without limitation, concerning the Shares, Seller or the Company.

3        COVENANTS.

         3.1 Additional Loans. Buyer shall cause the Company to make additional officer loans available to Seller at any time between the date of this Agreement and the Closing Date in an aggregate outstanding principal amount not to exceed $225,000 at the same interest rate (3% per year) and on the same terms and conditions as other loans outstanding from the Company to Seller.

         3.2 Repayment of Loans from the Company. On the Closing Date, Seller shall repay, or cause to be repaid, all indebtedness, including, without limitation, all accrued interest, of Seller to the Company (collectively, the "Indebtedness"), including without limitation, (i) the officer loan from the Company to Seller in the original principal amount of $545,000, plus accrued interest, and (ii) any loans made pursuant to Section 3.1 and all accrued interest with respect to such loans. If any of the Indebtedness is not repaid before the purchase price for the Shares is paid, Seller authorizes Buyer to pay to the Company, on behalf of Seller, that portion of the purchase price for the Shares equal to all remaining unpaid Indebtedness to the Company (but not more than the entire purchase price). Such payment shall be credited to the purchase price for the Shares, and Buyer's obligations under Section 1.2 shall be reduced by the amount of such payment. Notwithstanding anything in this
Section 3.2 to the contrary, if Buyer pays a portion of the purchase price for the Shares under this Agreement by delivery to Seller at the Closing of a promissory note, (i) Seller's obligation to repay any Indebtedness shall be deferred (and shall continue to accrue interest at the same rate as before the Closing Date) until Buyer makes principal payments under the promissory note described in Section 1.2.2, and (ii) if any of the Indebtedness remains unpaid at the time such principal payments are made on such promissory note, Seller authorizes Buyer to pay to the Company, on behalf of Seller, that portion of the amount due under such promissory note equal to all remaining unpaid Indebtedness to the Company (but not more than the entire amount of such principal payment under such promissory

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note). Such payment shall be credited to the amount due under such promissory note, and Buyer's obligations under such promissory note shall be reduced by the amount of such payment.

         3.3 Resignation. Buyer shall cause the Company to continue to employ Seller as its Executive Vice President in charge of the Rock Direct division at an annual salary of $130,000 until the date of this Agreement (the "Resignation Date"). After the Resignation Date, Seller shall not perform any duties for the Company, including, without limitation, directing the activities of any other employee of the Company; provided that, from the Resignation Date through February 28, 1997, Seller shall continue to perform only such duties for the Company and only at such times as are requested by Buyer on behalf of the Company. On or before the Resignation Date, Seller shall resign from all of his positions with the Company, except as a director of the Company, pursuant to a resignation substantially in the form of the attached Exhibit 3.3. Seller shall deliver a copy of such resignation to Buyer at the Closing. Buyer shall cause the Company to provide the following to Seller as his exclusive severance compensation:

             3.3.1 Salary. The ratable portion of Seller's $130,000 per year annual salary through February 28, 1997, payable in accordance with the Company's usual payroll procedures.

             3.3.2 Loan Officer Commissions. Seller's loan officer commissions for loans closed on or before February 28, 1997, on the same basis and at the same times as Seller has been paid such commissions in the past.

             3.3.3 Bonus. A $200,000 bonus, payable on or before December 31, 1996.


             3.3.4 Use of Office. Continued use of Seller's office at the Company through July 1, 1997 for personal purposes or for purposes of carrying on non-Company business; provided that Seller shall reimburse the Company for any extraordinary, incremental (i.e., beyond those incurred if Seller were not using such office) out-of-pocket expenses the Company must pay to third party vendors as a result of Seller's presence in, or use of, that office or his activities in connection with the use of that office. Such purposes may include Seller's use of such office to train his employees for his Business (as defined in Section 3.6).

              3.3.5 Medical Insurance. Continued medical and dental insurance for as long as Seller remains a director of the Company, except that (i) if Seller resigns as a director of the Company as described in Section 3.5, the Company will continue to provide such insurance for one year after the date Seller resigns as a director of the Company, and (ii) notwithstanding anything in this Section 3.3.5 to the contrary, the Company's obligation (and Buyer's obligation to cause the Company) to provide Seller with such insurance shall end on the date Seller is employed by another entity providing health coverage.

              3.3.6 Office Furniture. Effective on the Resignation Date, Buyer will cause the Company to transfer to Seller all of its right, title and interest in the furniture in Seller's

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         office at the Company on the date of this Agreement. Buyer and Seller agree that the value of such furniture is $3,500, and Seller will, and Buyer will cause the Company to, use that value for federal income tax purposes.

                  3.3.7 Additional Severance Compensation. The Company has provided, or Buyer will cause the Company to provide, Darren Schwartz and Louis Rubin with their loan officer commissions, overrides and other normal severance compensation (not including any continuation of salary beyond the dates on which their respective employments with the Company terminated) for loans closed on or before January 31, 1997, on the same basis and at the same times as they have been paid such amounts in the past. In addition, Buyer will cause the Company to pay $20,000 in additional severance compensation to each of Darren Schwartz and Louis Rubin on or before July 1, 1997. Also, the Company has provided, or Buyer will cause the Company to provide, Jay Farner and Jeff Perry with their loan officer commissions, overrides and other normal severance compensation (not including any continuation of salary beyond the dates on which their respective employments with the Company terminate) for loans closed on or before 30 days after the termination of their employment with the Company if they are offered employment in Seller's Business (as defined in Section 3.6) and agree to be so employed, on the same basis and at the same times as they have been paid such amounts in the past.

         3.4 Dividend. Buyer will cause the Company to declare a dividend, payable on or before September 1, 1997, that will result in Seller receiving a distribution of $1,000,000, and will cause the Company to pay such $1,000,000 distribution to Seller.

         3.5 Service as a Director of the Company. Buyer will vote his common shares in the Company to elect Seller as a director of the Company until the earlier of (i) the date on which a company of which Seller is a director, officer, key employee or at least 10% shareholder engages in a business similar to that of the Company and has annual gross revenues of at least $10,000,000, and (ii) the date the Company closes a public offering of its securities registered under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission (each a "Terminating Event"). On the date of any Terminating Event, at the request of Buyer, Seller will resign as a director of the Company.

         3.6 Consulting with Company Employees. Buyer will cause the Company to permit (i) Seller, and (ii) if Buyer is informed in advance, including, without limitation, by voice mail message, Darren Schwartz and Louis Rubin, if they become executive officers of Seller's Business (as defined below), and (iii) with Buyer's advance permission, any other executive officer of Seller's Business (as defined below), at any time through December 31, 1998 (and thereafter as Buyer, Seller and the Company may agree), to consult with Company employees concerning areas of the Company's business and operations that are similar to the business or operations of any mortgage business formed or acquired by Seller and that is consistent with Seller's obligations under
Section 3.8 (the "Business"); provided that (i) such consultation shall not disrupt the Company's business, (ii) such right to consult shall expire when the Business has annual gross revenues in any year of at least $10,000,000,
(iii) if such consultation requires more

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than occasional personal or telephone conversations or sporadic meetings with
Company employees, Seller must (A) obtain Buyer's prior consent to such consultation, and (B) pay fair market value for the consulting services provided to Seller, and (iv) any request for any documentation or anything else in writing must be made through Buyer, including, without limitation, any requests for books, memoranda and forms of agreements.

         3.7 Reimbursement for Costs of Outstanding Promises. Seller shall indemnify, defend and save and hold harmless the Company from and against any damage, liability, loss, claim, cost, debt, expense, obligation, tax, assessment, public charge, lawsuit, contract, agreement, undertaking, deficiency of any kind or nature, demand, lawsuit, action or cause of action, whether known or unknown, fixed, actual, accrued, or contingent, liquidated or unliquidated (including but not limited to, interest, penalties, reasonable attorneys' fees and other actual reasonable costs and expenses incident to proceedings or investigations or the defense of any claim, whether or not litigation has commenced) arising out of, resulting from, or relating to, and will pay the Company on demand the full amount of any sum which the Company pays or becomes obligated to pay on account of, (i) Seller's written commitments on behalf of the Company to provide Stuart Perlman and A. Steven Shapiro with mortgage loans at fixed rates and with specified maturities, which rates and/or maturities differ from the loans actually made to them, or (ii) any other written commitment made by Seller on behalf of the Company outside of the ordinary course of the Company's business that is similar to those described in clause (i).

         3.8      Covenant Not to Compete and Related Matters.

                  3.8.1 Seller's Acknowledgment. Seller acknowledges that the Company has expended considerable time, money and resources in initiating and commencing the operations of the Company; recruiting, training and developing the skills and abilities of the employees of the Company; developing business relationships with investors, referral sources and customers so as to improve the goodwill of the Company; establishing and maintaining close business relationships between the Company and its customers; and obtaining, compiling and developing confidential customer lists, various internal computer reports, and other proprietary business information not readily available to the public or through other sources. Seller further acknowledges that, except as otherwise provided in this Section 3.8, the Company is entitled to keep the results of such efforts (to the extent they represent protectable proprietary information or other protectable intellectual property of the Company) for its exclusive use. Accordingly, Seller agrees to the provisions of this Section 3.8 and agrees that such provisions are necessary to preserve and protect the legitimate business interests of the Company.

                  3.8.2 Seller's Non-Compete Covenant. Seller represents, warrants, covenants and agrees, for the benefit of Buyer, the Company and their affiliates, successors and assigns, that from the date of this Agreement through December 31, 1998 (the "Covenant Period'), he shall not, either directly or indirectly, whether on his own behalf or on behalf of any other person, business or entity whatsoever, engage in, or have any interest in or be associated with (whether as an officer, director, shareholder, partner, member, associate, employee, consultant, advisor, owner or otherwise), any corporation, partnership, limited liability company, association, trust,

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firm or other enterprise (including any pre-incorporated association) which is engaged in originating any loans secured by any property located in the State of Michigan (the "Mortgage Activity") without first obtaining the express written consent of the President of the Company; except that notwithstanding the foregoing, Seller may (i) invest in any publicly-held corporation engaged in the Competing Activity, if such investment does not exceed one (1%) percent in the aggregate in value of the issued and outstanding capital stock of such corporation, and (ii) continue to own the interest in the Company he owns as of the date of this Agreement.

                  3.8.3 Seller's Non-Solicitation Covenant. Seller represents, warrants, covenants and agrees, for the benefit of Buyer, the Company and their affiliates, successors and assigns, that from the date of this Agreement through two years after the Closing Date, he shall not, either directly or indirectly, whether on his own behalf or on behalf of any other person, business or entity whatsoever, solicit, induce or attempt to induce any present employee of the Company or any former employee of the Company who left the employ of the Company at any time within one year immediately preceding the date of this Agreement to leave the employment of the Company or enter into the employ of (i) Seller, (ii) any entity of or to which Seller is an employee, member, officer, consultant or advisor or in which Seller otherwise has any interest whatsoever, or (iii) any competitor of the Company, without the Company's prior written consent, except that Seller may (A) during the 30-day period beginning on the date Seller notifies Buyer that such period is starting (which must be on or before June 1, 1997), talk about the possibility of employment by the Business (subject to the restrictions described in Section 3.8) to Darren Schwartz, Louis Rubin, Jay Farner, Jeff Perry and any four additional employees, provided that only three of such four additional employees may be employed in the Company's Boulder Financial division (the "Additional Employees"), outside of the Company's offices only (except that he may talk to Darren Schwartz, Louis Rubin, Jay Farner and Jeff Perry at any time before the beginning of such 30-day period through the end of such 30-day period), and (B) hire, only during the same 30-day period, any of such persons for such Business, if they agree to be so employed and if no more than two of the Additional Employees hired for such Business were employed in the Company's Boulder Financial division; and Buyer shall cause the Company to waive any of its non-competition restrictions prohibiting such persons from being so employed, but not otherwise. If Jay Farner and Jeff Perry are offered such employment and agree to be so employed, Buyer will cause the Company, at no cost to Seller or the Business, to allow them to participate in the Company's Boulder Financial division's normal training program.

                  3.8.4 Seller's Confidentiality Covenant. Seller represents, warrants, covenants and agrees, for the benefit of Buyer, the Company and their affiliates, successors and assigns, that before, on and after the date of this Agreement, he shall not, either directly or indirectly, whether on his own behalf or on behalf of any other person, business or entity whatsoever use, copy, publish, disseminate, distribute or otherwise disclose any proprietary information, customer lists, advertising materials or copy, trademarks, service marks, copyrights, logos, packaging, trade secrets or other intellectual property of the Company, including, without limitation, any of the foregoing relating to any of the Company's proprietary applications packages, such as "MORTGAGE IN A BOX(R)" products and forms (collectively, "Proprietary Information"); provided that the parties agree the Proprietary Information does not include any of the following:

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(i) internal Company documents, such as management report forms, employee handbooks and similar documents, or (ii) standardized industry and other non-proprietary legal forms, other than those relating to any of the Company's proprietary application kits, such as "MORTGAGE IN A BOX(R)" products and forms and other than those containing any Company trademarks, service marks, copyrights, logos, proprietary packaging or similar rights.

                  3.8.5 Distinct Covenants. Buyer, Seller and the Company intend that the covenants set forth in this Section 3.8 (the "Covenants") shall be deemed to be a series of separate covenants with respect to the Mortgage Activities of the Company, one for each and every political subdivision of each state and county to which such Covenants apply. Seller acknowledges and agrees that the Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any Covenant, or any portion of any Covenant, is invalid or unenforceable, the remainder of the Covenants shall not be affected and shall be given full force and effect, without regard to the invalid Covenant or the invalid portion. If any court determines that any Covenant, or any portion of any Covenant, is unenforceable because of its duration or geographic scope, such court shall have the power to reduce such duration or scope, as the case may be, and, enforce such Covenant or portion in such reduced form. Seller intends to and hereby confers jurisdiction to enforce the Covenants above upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Covenants, or any portion of any Covenant, unenforceable by reason of their breadth of scope or otherwise, it is the intention of Seller that such determination not bar or in any way affect the right of Buyer or the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants as to breaches of such Covenants in such other respective jurisdictions.

                  3.8.6 Breach of Covenants Constitutes Breach of Agreement/Specific Enforcement. Seller covenants and agrees that a breach or attempted breach of any of the Covenants, constitutes a breach of this Agreement. In the event of a breach of any Covenant or any other provision of this Agreement, in addition to any and all legal and equitable rights available to Buyer, the Company or both, such Covenants may be specifically enforced by a temporary and/or permanent injunction in an action in equity. Seller hereby acknowledges that remedies at law for such a breach or threatened breach of the Covenants are inadequate.

         3.9 Rock Insurance Interest. Buyer hereby grants Seller an option to purchase, at any time within 90 days after a time chosen by Buyer, but the time chosen by Buyer must be on or before March 31, 1997 (because Buyer intends to address the capitalization of Rock Insurance Company during the first quarter of
1997), sufficient shares of Buyer's Rock Insurance Company stock so that Seller would own 30% of the combined Rock Insurance Company shares owned by Seller and Buyer on the date of the exercise of such option. The exercise price of such option is payable by Seller to Buyer, in cash at the time of such exercise, and equals the same average cost per share paid by Buyer for his equity interest in Rock Insurance Company through the first date such option is exercisable. Notwithstanding the preceding sentence, if Buyer pays a portion of the purchase price for the Shares under this Agreement by delivery to Seller at the Closing of a promissory note, Seller may pay such exercise price by delivery of a promissory note in the principal amount equal to such exercise price, maturing on August 31, 1998, and bearing interest at the annual rate of 9%, in substantially the form attached as
Exhibit 1.2.2, except that Buyer and Seller would be reversed and the principal amount would be adjusted to equal the option exercise price. This option is not transferrable by Seller without Buyer's consent. It is a condition to the exercise of such option that Seller enter into a shareholders agreement among Rock Insurance Company's shareholders with respect to their interests in Rock Insurance Company on the same terms and conditions as the agreement among the Company's shareholders as of the date of such exercise, except as modified by mutual agreement of the parties to such shareholders agreement.

         If Seller exercises such option and desires to sell or transfer all or any part of such shares (other than to a revocable inter vivos trust for the benefit of Seller and of which Seller is the sole trustee, which trust shall be treated for all purposes as the Seller for purposes of this Section 3.9, and such trust and the shares transferred to the trust, shall be bound by the terms and conditions of this Section 3.9), he must first give written notice to Buyer of such proposed sale or transfer, which notice shall state the name and address of the proposed transferee, the amount of the equity interest, and the price, terms of payment, and conditions of such proposed sale or transfer. Buyer shall have the exclusive option for a period of sixty days after receipt of such notice in which to purchase all or none of such shares proposed to be sold or transferred at the price and on the other terms and conditions stated in such notice. Such option shall be exercised by giving written notice thereof to Seller. If Buyer fails to exercise his option within such sixty-day period, Seller shall be free, for the next sixty days after the expiration of the sixty-day option period, to sell or transfer such equity interest to the proposed person or entity on the proposed terms and conditions free of any restrictions under this Agreement. If the sale or transfer is not consummated within such sixty-day period, the restrictions and option provided in this
Section 3.9 shall again apply.

         3.10 Interest in Seller's New Business. Seller hereby grants Buyer an option to purchase, at any time within 90 days after Seller notifies Buyer in writing that he has both formed the Business and signed a lease for the premises from which the Business will be operated, a 17% equity interest in the Business, at the same average cost per share paid by Gary Gilbert for his interest. Until the later of two years after the Closing Date and six months after Seller provides Buyer with the notice described in the preceding sentence (the "Period"), Buyer may sell or transfer all or any portion of such equity interest, such option or any combination of the foregoing to Lindsay Gross, Steven Stone, Adam Schoener, Ross Niskar, or any combination of the foregoing, without obtaining the consent of any person or entity and without providing any person or entity a right of first refusal with respect to such sale or transfer. During the Period, no other sale or transfer of such equity interest, such option or any combination of the foregoing shall be permitted without Seller's consent. It is a condition to the exercise by any person (including, Buyer, Lindsay Gross, Steven Stone, Adam Schoener, Ross Niskar, or any combination of the foregoing, as the case may be) of such option that such person enter into a Shareholders Agreement among the shareholders of the Business on the same terms and conditions as the agreement among the Company's shareholders as of the date of such exercise (except that Seller would be substituted for Buyer and Buyer would be substituted for Seller in the new agreement), except as modified by mutual agreement of the parties to such Shareholders Agreement.

         After the end of the Period, if Buyer desires to sell or transfer all or any part of such equity interest (other than to a revocable inter vivos
trust   for the benefit of Buyer and of which Buyer is the sole trustee, which trust shall be treated for all purposes as the Buyer for purposes of this
Section 3.10, and such trust and the shares transferred to the trust, shall be bound by the terms and conditions of this Section 3.10), he must first give written notice to Seller of such proposed sale or transfer, which notice shall state the name and address of the proposed transferee, the amount of the equity interest, and the price, terms of payment, and conditions of such proposed sale or transfer. Seller shall have the exclusive option for a period of sixty days after receipt of such notice in which to purchase all or none of such equity interest proposed to be sold or transferred at the price and on the other terms and conditions stated in such notice. Such option shall be exercised by giving written notice thereof to Buyer. If Seller fails to exercise his option within such sixty-day period, Buyer shall be free, for the next sixty days after the expiration of the sixty-day option period, to sell or transfer such equity interest to the proposed person or entity on the proposed terms and conditions free of any restrictions under this Agreement. If the sale or transfer is not consummated within such sixty-day period, the restrictions and option provided in this Section 3.10 shall again apply.

         3.11 Consent. Buyer, Seller and the Company are all parties to the Rock Financial Corporation Stock Purchase Agreement, dated as of June 29, 1987 (the "Shareholders Agreement"). Each of Buyer, Seller and the Company has received, has read and understands this Agreement. Each of Buyer, Seller and the Company agrees that this Section 3.11 constitutes prior written consent of the Company, Buyer and Seller (i.e., the Corporation, as defined in the Shareholders Agreement, and two of the Shareholders, as defined in the Shareholders Agreement) pursuant to Section 1 of the Shareholders Agreement with respect to the transactions described in this Agreement. Each of Buyer, Seller and the Company consents to the sale and transfer of the Shares to Buyer pursuant to the terms and conditions of this Agreement, notwithstanding any restrictions on sale or transfer of such Shares or any options to purchase such equity interest or Shares pursuant to the Shareholders Agreement, all of which are hereby waived. Each of Buyer, Seller and the Company also agrees that the provisions of Section 3 of the Shareholders Agreement shall not apply to the Shares being sold pursuant to this Agreement as a result of Seller's resignation as an employee of Rock Financial Corporation.

         3.12 Subchapter S Filings. If the Company's Board of Directors determines to treat the taxable year of the Company in which Seller's interest in the Shares is sold to Buyer as two taxable years pursuant to Section 1377(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or
Section 1.1368-1(g) of the Treasury Regulations, then Seller shall execute and file any and all consents and other documents required by Section 1377(a)(2) of the Code, the underlying Treasury Regulations or Section 1.1368-1(g) of the Treasury Regulations as may be necessary to effect such determination.

         3.13 Further Assurances. Each of the parties will promptly prepare, execute and deliver to the other party such lists, instruments and documents and cooperate with the other party in such other respects as the other party may from time to time, before or after the Closing, reasonably request.

4        CONDITIONS TO CLOSING.

         4.1 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the satisfaction of the following conditions at or before the Closing, provided that Buyer may waive the satisfaction of any such condition pursuant to a writing signed by Buyer:

             4.1.1 Accuracy of Seller's Representations and Warranties. All representations and warranties made by Seller in this Agreement, including, without limitation, the representations and warranties in Section 2.1, shall be true, accurate and correct in all material respects at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

             4.1.2 Compliance with Covenants. All actions, undertakings, covenants or agreements required to be performed by Seller, on or before the Closing Date, including, without limitation, the covenants of Seller in Section 3, shall have been so performed or complied with in all material respects within 30 days after Buyer notifies Seller in writing of any failure of such performance or compliance by Seller, and Seller shall have delivered evidence of such performance or compliance on the Closing Date. The parties agree to extend the Closing Date until the earlier of the expiration of such 30-day period or the date such failure is cured.

             4.1.3 Resignation. Seller shall have signed and delivered the resignation described in Section 3.3 and shall have delivered a copy of such executed resignation to Buyer.

         4.2 Conditions to Seller's Obligations. The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions at or before the Closing, provided that Seller may waive the satisfaction of such conditions pursuant to a writing signed by Seller:

             4.2.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties made by Buyer in this Agreement, including, without limitation, the representations and warranties in Section 2.2, shall be true, accurate and correct in all material respects at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

             4.2.2 Compliance with Covenants. All actions, undertakings, covenants or agreements required to be performed by Buyer, on or before the Closing Date, including, without limitation, the covenants of Buyer in Section 3, shall have been so performed or complied with in all material respects within 30 days after Seller notifies Buyer in writing of any failure of such performance or compliance by Buyer, and Buyer shall have delivered evidence of such performance or compliance on the Closing Date. The parties agree to extend the Closing Date until the earlier of the expiration of such 30-day period or the date such failure is cured.

         4.3 Remedy for Failure of a Condition. If any condition to Buyer's obligations under this Agreement, as set forth in Section 4.1, is not met on or before the Closing Date, Buyer's sole and exclusive remedy shall be to terminate this Agreement by written notice to Seller. If any condition to Seller's obligations under this Agreement, as set forth in Section 4.2, is not met on or before the Closing Date, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Buyer. If this Agreement is terminated pursuant to this Section 4.3, this Agreement shall be void and treated as if it never existed; for example, Seller's resignation pursuant to
Section 3.3 shall be void and treated as if it had never been given.

5 INDEMNITY. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of either party, each of the parties shall indemnify, defend and save and hold harmless the other party from and against any damage, liability, loss, claim, cost, debt, expense, obligation, tax, assessment, public charge, lawsuit, contract, agreement, undertaking, deficiency of any kind or nature, demand, lawsuit, action or cause of action, whether known or unknown, fixed, actual, accrued, or contingent, liquidated or unliquidated (including but not limited to, interest, penalties, reasonable attorneys' fees and other actual reasonable costs and expenses incident to proceedings or investigations or the defense of any claim, whether or not litigation has commenced) arising out of, resulting from, or relating to, and to pay the other party on demand the full amount of any sum which the other party pays or becomes obligated to pay on account of (i) any breach by such party of the terms, provisions, conditions, representations, warranties or covenants contained in this Agreement, or (ii) any actions of such party, or his agents or representatives inconsistent with such terms, provisions, conditions, representations, warranties or covenants. Notwithstanding anything in this
Section 5 to the contrary, no party (the "Paying Party") shall be liable to indemnify, defend and save and hold harmless any other party under this Section 5 unless (i) the Paying Party shall have received notice of a claim under this
Section 5, which notice identifies the breach or actions giving rise to such claim, and (ii) such breach or actions shall not have been cured within 30 days after the Paying Party receives such notice.

6 RELEASE. As of the Closing Date, Seller releases Buyer, the Company and the Company's directors, officers, employees, affiliates, representatives, agents and attorneys, and their successors and assigns from all causes of action, claims, and damages based on any facts existing at the Closing Date, except for any claims under this Agreement. As of the Closing Date, Buyer and the Company release Seller and his successors and assigns from all causes of action, claims, and damages based on any facts existing at the Closing Date, except for any claims under this Agreement.

7 DISCLAIMER. Neither party is recommending the purchase or sale of the Shares to the other party or giving the other party any representations, warranties or opinions whatsoever, including any concerning such purchase and sale, the purchase price, or the Shares, except for those explicitly contained in this Agreement. Each party has determined and evaluated the purchase price for the Shares himself. Seller is assuming full responsibility to independently evaluate its sale of the Shares and the sale price of the Shares without any reliance on Buyer, and to obtain, verify and evaluate all material information necessary or desired by Seller to make his decision, including, without limitation, information concerning Buyer, the Company, its directors, officers and principal shareholders, its related party transactions, its financial condition and needs, its business, its products, markets, customers, suppliers, and competitors, its facilities, its contingent obligations, its securities and their relative rights, preferences and privileges, and any potential issuance of additional securities. The parties agree that no representations or warranties are made regarding the transactions described in this Agreement, except for those representations and warranties explicitly contained in this Agreement.

8        MISCELLANEOUS.

         8.1 Transfer or Other Taxes. Any sales, use, stock transfer, excise or other taxes payable in connection with the sale of the Shares to Buyer and consummation of the transactions described in this Agreement shall be paid by Seller, and evidence of the payment of such taxes shall be furnished to Buyer upon its request.

         8.2 Finder's Fee. Buyer and Seller each represents and warrants that no broker, finder or other person is entitled to any brokerage fee, commission, or finder's fee in connection with the transactions contemplated by this Agreement. Buyer and Seller shall each pay or discharge and shall indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees incurred in any action taken by him.

         8.3 Survival of Provisions. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing, and each of them shall be binding upon the parties at all times after the execution of this Agreement, including, without limitation, after the Closing, and they shall be enforceable against each of the parties by the other party at all times after the execution of this Agreement, including, without limitation, after the Closing.

         8.4 Governing Law and Forum. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court of the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court.

         8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 Interpretation. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         8.7 Entire Agreement. This Agreement, including the exhibits and other documents referred to in this Agreement, embodies the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement.

         8.8 Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid, operative and enforceable.

         8.9 Notices. Any notice required or permitted to be given pursuant to this Agreement shall be delivered in person, sent by certified or registered mail, sent by facsimile or similar method of transmission or sent by overnight courier, (i) if to Buyer, to Daniel B. Gilbert, c/o Rock Financial Corporation, 30600 Telegraph Road, Fourth Floor, Bingham Farms, MI 48025 (fax number (810) 540-9113), and (ii) if to Seller, to Gary Gilbert, 584 Hanna, Birmingham, Michigan 48009. Such notice shall be deemed given as of the earliest of (i) when received, (ii) three business days after sent by certified or registered mail,
(iii) the day sent by facsimile or similar transmission, and (iv) the date by which the overnight courier guaranties delivery. Either party may change his address for such notice by notice to the other party.

         8.10 No Waiver. No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach of this Agreement or of any other agreement or provision contained in this Agreement. No extension of time for the performance of any obligations or acts shall be deemed an extension of time for the performance of any other obligations or acts.

         8.11 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors. Neither party may assign or transfer any of his rights or delegate any of his obligations under this Agreement without the prior written consent of the other party, and any purported assignment or transfer by either party without such consent shall be void.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date set forth in the introductory paragraph of this Agreement.

                                               /s/ Daniel B. Gilbert
                                               -------------------------
                                               Daniel B. Gilbert

                                               "Buyer"

                                               /s/ Gary Gilbert
                                               -------------------------
                                               Gary Gilbert

                                               "Seller"

         The undersigned is signing this Agreement solely to agree to the provisions of Sections 3.11 and 6.

                                               ROCK FINANCIAL CORPORATION

                                               By: /s/ Daniel Gilbert
                                                  -----------------------

                                                  Its:  President
                                                       ------------------

        The undersigned is signing this Agreement solely to agree to the provisions of Section 3.11.

                                                /s/ Lindsay Gross
                                               --------------------------
                                               Lindsay Gross

                                  EXHIBIT 1.2.2

                                 PROMISSORY NOTE

$3,942,500

Date of Note:  February 28, 1997                       Bingham Farms, Michigan

         FOR VALUE RECEIVED, Daniel B. Gilbert ("Buyer"), promises to pay to Gary Gilbert (the "Seller"), (i) the principal sum of Three Million Nine Hundred Forty-Two Thousand Five Hundred Dollars ($3,942,500) on or before August 31, 1998 (the "Maturity Date"), and (ii) accrued, but unpaid, interest on the unpaid principal from time to time outstanding from and including the date of this Promissory Note (the "Note") until the full amount of principal has been paid, all as specified below, and all subject to the prepayment provisions specified below.

         Buyer will pay interest on the indebtedness outstanding under this Note from time to time (calculated on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed) at an annual interest rate of nine percent (9%) until paid; provided that such annual interest rate shall be twelve percent (12%) on any installment of principal or interest due (including by acceleration) and not paid by 10 days after its due date, from the date the installment was due until the date it is paid. All accrued interest shall be payable on the first day of each month beginning April 1, 1997, and on the Maturity Date, but not at the date of any prepayment under this Note.

         This Note may also be prepaid, in whole or in part, at any time and from time to time at Buyer's discretion without any prepayment charge, premium or penalty, except that this Note may not be prepaid without Seller's consent before January 1, 1998. Any partial prepayment shall be applied first against the principal amount outstanding under this Note and then against the accrued interest under this Note.

         If any payment of interest made under this Note or made in connection with the indebtedness evidenced by this Note, or if any law that applies to this loan and which sets maximum loan charges, shall at any time be determined by a competent court to be in excess of the amount which can lawfully be charged under applicable law, then any such payment, to the extent of such excess, shall be credited to the payment of principal, or, at the election of the Seller, returned to Buyer. Any such amounts credited to the payment of principal shall be treated as a partial prepayment.

         Both principal and interest shall be payable in lawful money of the United States of America at the Seller's address set forth in the Stock Purchase Agreement, dated as of January 17, 1997, between Buyer and Seller (the "Stock Purchase Agreement"), or at such other place as the Seller may from time to time designate in writing.

         Buyer will be in default under this Note if he does not pay the full amount of each payment (principal, interest or both) within 10 days after the date it is due. If Buyer is in default, unless such default is remedied, Seller may require Buyer to pay immediately the full amount of principal under this Note which has not been paid and all interest that Buyer owes on that amount. Seller's exercise of this right shall be by written notice to Buyer. Even if, at a time when Buyer is in default, Seller does not require Buyer to pay immediately in full as described above, Seller will still have the right to do so if Buyer is in default at a later time. Seller will also have all rights and remedies afforded by law or available under this Note upon any default under this Note. The Seller shall not, by any act or omission, be deemed to waive any of his rights, remedies or powers under this Note or otherwise, unless such waiver is in writing signed by the Seller. Any written waiver of a default shall not be construed as a waiver of such default in the future or of any other default.

         Buyer agrees to pay all costs of enforcement of this Note, including reasonable attorneys' fees and court costs.

         This Note is subject to the terms and conditions of Section 3.2 of the Stock Purchase Agreement.

         Unless applicable law requires a different method, any notice that must be given under this Note will be given in the manner described in Section 8.9 of the Stock Purchase Agreement.

         This Note shall not be transferable or assignable by Buyer or Seller without the prior written consent of the other party.

         No party shall be deemed, by an act or omission to have waived any right or remedy under this Note, unless the waiver is in writing and signed by such party, and then only to the extent specifically set forth in that writing. A waiver with reference to one event shall not be construed as continuing, or as a bar or waiver to any right or remedy as to a subsequent event.

         This Note is executed and delivered in the State of Michigan, and the laws of the State of Michigan shall govern this Note, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Note. Buyer and Seller acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court of the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Note and that all litigation arising out of or relating to this Note shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court.

         Buyer waives presentment, notice of dishonor and nonpayment of this Note.

         All references in this Note to the Seller or the Buyer shall apply to their respective successors and assigns.


                                                     --------------------------
                                                     Daniel B. Gilbert

                                   EXHIBIT 3.3

                                   RESIGNATION

         Effective January 17, 1997, I, Gary Gilbert, resign from all of my positions with, including, without limitation, as Executive Vice President of, Rock Financial Corporation, a Michigan corporation (the "Company"), except as a director of the Company. Effective January 17, 1997, I, Gary Gilbert, also resign from all of my positions with, including, without limitation, as trustee of, and from any other fiduciary capacity with, any of the Company's employee benefit plans.

         IN WITNESS WHEREOF, I have signed this Resignation as of January 17, 1997.


                                                         ----------------------
                                                         Gary Gilbert

                      AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is made as of February 26, 1997 between Gary Gilbert ("Seller") and Daniel B. Gilbert ("Buyer").

                                 R E C I T A L S

         A. Seller and Buyer have entered into the Stock Purchase Agreement, dated as of January 17, 1997 (the "Agreement").

         B. Neither Bear Stearns & Co., Inc. nor any other similar financing source has funded a loan to Buyer sufficient to pay the entire purchase price for the Shares (as defined in the Agreement), and Buyer and Seller desire to revise the provisions of the Agreement concerning the payment of the purchase price for the Shares.

         THEREFORE, the parties agree as follows:

         1. Purchase Price. Section 1.2 of the Agreement is deleted and restated to read as follows:

                   "1.2 Purchase Price. The purchase price for the Shares shall be $4,242,500. Such purchase price shall be payable as follows:

                   "1.2.1 payment in cash, by check or by wire transfer
              delivered by Buyer to Seller at the Closing, subject to the provisions of Section 3.2, of (i) $2,000,000, plus (ii) an amount of cash equal to all indebtedness, including, without limitation, all accrued interest, of Seller to the Company as of the Closing Date; and

                   "1.2.2 delivery to Seller at the Closing of 142,857 shares of
              iCat Corporation, a Delaware corporation, Series C Convertible Preferred Stock, par value $.001 per share, valued for purposes of this Agreement at $3.50 a share (the "iCat Shares"). The certificates for the iCat Shares shall, when so delivered by Buyer, be duly endorsed for transfer to Seller or have executed stock powers endorsed to Seller attached to the iCat Shares, and Buyer shall have paid or provided for all requisite documentary and/or stock transfer stamps. Such certificates for the iCat Shares shall also be accompanied by any other documents that are necessary to transfer to Seller good and marketable title to the Shares.

                        1.2.2.1 Buyer represents, warrants and covenants that
              (i) he is the legal and beneficial owner of the iCat Shares, (ii) the iCat Shares are free and clear of all liens, encumbrances, security interests, mortgages, pledges, rights, options, warrants, and adverse claims of any nature whatsoever, except that the iCat Shares are restricted securities under the Securities Act of 1933 and are subject to the terms and conditions of a Shareholders Agreement and a Registration Rights Agreement, both dated as of January 11, 1994, as amended, among iCat Corporation and its shareholders listed on the signature pages to the agreements, as amended, (iii) Buyer's assignment of the iCat Shares will vest in Seller valid title to such iCat Shares without the approval, agreement, consent, authorization, or similar action of any party which has not been obtained (assuming Seller executes and delivers an investment representation required by iCat Corporation at the Closing), (iv) the assignment of the iCat Shares will not violate any applicable law, ordinance, rule, regulation, or iCat Corporation bylaw, and
              (v) all expenses imposed by third parties to register the transfer of the iCat Shares from Buyer to Seller will be paid by Buyer.

                        1.2.2.2 Seller represents, warrants and covenants that
              (i) the iCat Shares will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to distributing all or any part of such iCat Shares, (ii) Seller has no present intention of selling, granting any participation in or otherwise distributing any of the iCat Shares in any manner contrary to the Securities Act of 1933 or any applicable state securities law, (iii) Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the iCat Shares, (iv) Seller is solely responsible for his own due diligence investigation of iCat Corporation and its business, and his analysis of the merits and risks of the investment in the iCat Shares, (v) Seller is a current shareholder of iCat Corporation, has access to full and complete information regarding iCat Corporation and has used such access to his satisfaction for the purpose of obtaining information about iCat Corporation, (vi) Seller, either alone or with the assistance of his professional advisor, is a sophisticated investor, is able to fend for himself in the acquisition of the iCat Shares pursuant to this Agreement, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the iCat Shares, and (vii) Seller is a natural person whose individual net worth at the time of the acquisition of the iCat Shares exceeds $1,000,000; and

                     "1.2.3 delivery to Seller at the Closing of a promissory
              note in the principal amount equal to (i) $4,242,500, minus (ii)
              (A) $2,000,000, (B) an amount equal to all indebtedness, including, without limitation, all accrued interest, of Seller to the Company as of the Closing Date, and (C) $499,999.50. The promissory note shall mature one year after the Closing Date, bear interest at the annual rate of 9%, payable quarterly, and be in substantially the form attached as Exhibit 1.2.3."

              2. Repayment of Loans. Section 3.2 of the Agreement is deleted and restated to read as follows:

                   "3.2 Repayment of Loans from the Company. On the Closing
              Date, Seller shall repay, or cause to be repaid, all indebtedness, including, without limitation, all accrued interest, of Seller to the Company (collectively, the "Indebtedness"), including without limitation,
              (i) the officer loan from the Company to Seller in the original principal amount of $545,000, plus accrued interest, and (ii) any loans made pursuant to Section 3.1 and all accrued interest with respect to such loans. If any of the Indebtedness is not repaid before the purchase price for the Shares is paid, Seller authorizes Buyer to pay to the Company, on behalf of Seller, that portion of the purchase price for the Shares equal to all remaining unpaid Indebtedness to the Company (but not more than the entire purchase price). Such payment shall be credited to the purchase price for the Shares, and Buyer's obligations under
              Section 1.2 shall be reduced by the amount of such payment."

              3. Rock Insurance. The first paragraph of Section 3.9 of the Agreement is deleted and restated to read as follows:

                   "3.9 Rock Insurance Interest. Buyer hereby grants Seller an option to purchase, at any time within 90 days after a time chosen by Buyer, but the time chosen by Buyer must be on or before March 31, 1997 (because Buyer intends to address the capitalization of Rock Insurance Company during the first quarter of 1997), sufficient shares of Buyer's Rock Insurance Company stock so that Seller would own 30% of the combined Rock Insurance Company shares owned by Seller and Buyer on the date of the exercise of such option. The exercise price of such option is payable by Seller to Buyer, in cash at the time of such exercise, and equals the same average cost per share paid by Buyer for his equity interest in Rock Insurance Company through the first date such option is exercisable. This option is not transferrable by Seller without Buyer's consent. It is a condition to the exercise of such option that Seller enter into a shareholders agreement among Rock Insurance Company's shareholders with respect to their interests in Rock Insurance Company on the same terms and conditions as the agreement among the Company's shareholders as of the date of such exercise, except as modified by mutual agreement of the parties to such shareholders agreement."

    4. Promissory Note. Exhibit 1.2.2 to the Agreement is deleted and restated to read as follows:

                                  EXHIBIT 1.2.3

                                 PROMISSORY NOTE

$
 ------------

Date of Note:  February 26, 1997                     Bingham Farms, Michigan

         FOR VALUE RECEIVED, Daniel B. Gilbert ("Buyer"), promises to pay to Gary Gilbert (the "Seller"), (i) the principal sum of ___________________ ($____________) on or before [February 28, 1998] (the "Maturity Date"), and (ii) accrued, but unpaid, interest on the unpaid principal from time to time outstanding from and including the date of this Promissory Note (the "Note") until the full amount of principal has been paid, all as specified below, and all subject to the prepayment provisions specified below.

         Buyer will pay interest on the indebtedness outstanding under this Note from time to time (calculated on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed) at an annual interest rate of nine percent (9%) until paid; provided that such annual interest rate shall be twelve percent (12%) on any installment of principal or interest due (including by acceleration) and not paid by 10 days after its due date, from the date the installment was due until the date it is paid. All accrued interest shall be payable on May 31, 1997, August 31, 1997, November 30, 1997 and the Maturity Date, but not at the date of any prepayment under this Note.

         This Note may also be prepaid, in whole or in part, at any time and from time to time at Buyer's discretion without any prepayment charge, premium or penalty, except that this Note may not be prepaid in any amount without Seller's consent before January 1, 1998. Any partial prepayment shall be applied first against the principal amount outstanding under this Note and then against the accrued interest under this Note.

         If any payment of interest made under this Note or made in connection with the indebtedness evidenced by this Note, or if any law that applies to this loan and which sets maximum loan charges, shall at any time be determined by a competent court to be in excess of the amount which can lawfully be charged under applicable law, then any such payment, to the extent of such excess, shall be credited to the payment of principal, or, at the election of the Seller, returned to Buyer. Any such amounts credited to the payment of principal shall be treated as a partial prepayment.

         Both principal and interest shall be payable in lawful money of the United States of America at the Seller's address set forth in the Stock Purchase Agreement, dated as of January 17, 1997, between Buyer and Seller (the "Stock Purchase Agreement"), or at such other place as the Seller may from time to time designate in writing.

         Buyer will be in default under this Note if he does not pay the full amount of each payment (principal, interest or both) within 10 days after the date it is due or if Buyer breaches the Stock Purchase Agreement and fails to cure such breach within 10 days after notice of such breach from Seller to Buyer. If Buyer is in default, unless such default is remedied, Seller may require Buyer to pay immediately the full amount of principal under this Note which has not been paid and all interest that Buyer owes on that amount. Seller's exercise of this right shall be by written notice to Buyer. Even if, at a time when Buyer is in default, Seller does not require Buyer to pay immediately in full as described above, Seller will still have the right to do so if Buyer is in default at a later time. Seller will also have all rights and remedies afforded by law or available under this Note upon any default under this Note. The Seller shall not, by any act or omission, be deemed to waive any of his rights, remedies or powers under this Note or otherwise, unless such waiver is in writing signed by the Seller. Any written waiver of a default shall not be construed as a waiver of such default in the future or of any other default.

         Buyer agrees to pay all costs of enforcement of this Note, including reasonable attorneys' fees and court costs.

         Unless applicable law requires a different method, any notice that must be given under this Note will be given in the manner described in Section 8.9 of the Stock Purchase Agreement.

         This Note shall not be transferable or assignable by Buyer or Seller without the prior written consent of the other party.

         No party shall be deemed, by an act or omission to have waived any right or remedy under this Note, unless the waiver is in writing and signed by such party, and then only to the extent specifically set forth in that writing. A waiver with reference to one event shall not be construed as continuing, or as a bar or waiver to any right or remedy as to a subsequent event.

         This Note is executed and delivered in the State of Michigan, and the laws of the State of Michigan shall govern this Note, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Note. Buyer and Seller acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court of the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Note and that all litigation arising out of or relating to this Note shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court.

         Buyer waives presentment, notice of dishonor and nonpayment of this Note.

         All references in this Note to the Seller or the Buyer shall apply to their respective successors and assigns.


                                         -------------------------------
                                         Daniel B. Gilbert

         5. No Other Change. Except as modified by this Amendment, the Agreement shall continue in full force according to its terms and is ratified.

         6. Counterparts. This Amendment may be signed in counterparts, both of which together will be deemed an original of this Amendment. This Amendment will also be effective if evidenced by signed copies transmitted by telecopier or facsimile transmission.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date set forth in the introductory paragraph of this Amendment.

                                 /s/ Daniel B. Gilbert
                                 ----------------------------
                                 Daniel B. Gilbert

                                 "Buyer"

                                 /s/ Gary Gilbert
                                 ----------------------------
                                 Gary Gilbert

                                 "Seller"

                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is made as of April 1997 between Gary Gilbert ("Seller") and Daniel B. Gilbert ("Buyer").

                                 R E C I T A L S

         A. Seller and Buyer have entered into the Stock Purchase Agreement, dated as of January 17, 1997, as amended by the Amendment to Stock Purchase Agreement, dated as of February 26, 1997 (as amended, the "Agreement").

         B. Buyer does not currently intend to change the capitalization of Rock Insurance Company, and neither Buyer nor Seller currently owns any interest in Rock Insurance Company. Therefore, Buyer and Seller desire to eliminate the provisions of the Agreement concerning Rock Insurance Company.

         THEREFORE, the parties agree as follows:

         1. Rock Insurance. Section 3.9 of the Agreement, as amended, is deleted and restated to read as follows:

              "3.9 [RESERVED]."

         2. No Other Change. Except as modified by this Amendment, the Agreement shall continue in full force according to its terms and is ratified.

         3. Counterparts. This Amendment may be signed in counterparts, both of which together will be deemed an original of this Amendment. This Amendment will also be effective if evidenced by signed copies transmitted by telecopier or facsimile transmission.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date set forth in the introductory paragraph of this Amendment.

                                             /s/ Daniel B. Gilbert
                                             ---------------------------------
                                             Daniel B. Gilbert

                                             "Buyer"

                                             /s/ Gary Gilbert
                                             ---------------------------------
                                             Gary Gilbert

                                             "Seller"